Exhibit 99.1

ALTEC LANSING TECHNOLOGIES, INC.
CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors

Board of Directors and Stockholders
Altec Lansing Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Altec Lansing Technologies, Inc. (the Company) as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Altec Lansing Technologies, Inc. at December 31, 2004, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 9, 2005, except for
Note 15, as to which the date is July 11, 2005

ALTEC LANSING TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEET
December 31,
(in thousands)	2004

ASSETS
Current assets:
Cash	$4,117
Accounts receivable, net of allowances of $7,052	22,664
Inventories	16,351
Deferred income taxes	2,548
Prepaid expenses and other current assets	1,240
Total current assets	46,920

Property, plant, and equipment at cost, net	6,495
Other assets	120
Trademark	12,502
Total assets	$66,037

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$18,822
Accrued expenses	6,103
Current maturities of long-term debt	428
Current maturities of capital lease liabilities	147
Total current liabilities	25,500

Long-term debt	15,056
Notes payable to stockholders	2,500
Capital lease liabilities	137
Other long-term liabilities	1,090
Minority interest	170
Deferred tax liabilities	4,580
Total liabilities	49,033

Stockholders’ equity:
Capital stock:
Series A convertible preferred stock, par value $.01: authorized 7,500,000 shares; 5,766,000 shares issued and outstanding (aggregate liquidation preference of $7,000)	-

Preferred stock, par value $.01: authorized 5,000,000 shares; none issued or outstanding	-
Common stock, par value $.01: authorized 50,000,000 shares; 6,500,000 shares issued and outstanding	65
Additional paid-in capital	11,135
Unearned compensation	(326)
Retained earnings	6,130
Total stockholders’ equity	17,004
Total liabilities and stockholders’ equity	$66,037

See accompanying notes.

ALTEC LANSING TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2004

(in thousands)	2004

Net sales	$121,683
Cost of sales	82,282
Gross profit	39,401

Selling, general, and administrative expenses	20,383
Research and development	5,217
25,600
Operating income	13,801

Interest expense	1,652
Other	292
Income before income taxes	11,857

Income tax benefit	1,948
Net income	$13,805

See accompanying notes.

ALTEC LANSING TECHNOLOGIES, INC
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(in thousands)	Series A Preferred Stock	Preferred Stock	Common Stock	Additional Paid-in Capital	Unearned Compensation	Retained Earnings (Deficit)	Total

Balance at December 31, 2003	$-	$-	$60	$9,113	$-	$(7,675)	$1,498
Net income	-	-	-	-	-	13,805	$13,805
Restricted shares	-	-	5	1,551	(326)	-	1,230
Tax benefit of restricted shares earned	-	-	-	471	-	-	471
Balance at December 31, 2004	$-	$-	$65	$11,135	$(326)	$6,130	$17,004

See accompanying notes.

ALTEC LANSING TECHNOLOGIES, INC
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2004
(in thousands)	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,805
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	318
Provision for losses on inventory	948
Stock compensation	1,230
Depreciation and amortization	2,613
Deferred tax	(2,660)
Changes in assets and liabilities:
Accounts receivable	(6,931)
Inventories	(5,384)
Prepaid expenses and other assets	150
Accounts payable, accrued expenses, and other liabilities	(310)
Net cash provided by operating activities	3,779

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,602)
Net cash used in investing activities	(1,602)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds under line of credit	965
Principal payments on long-term debt	(606)
Payments on capital lease obligations	(158)
Net cash provided by financing activities	201
Net increase in cash	2,378

Cash at beginning of year	1,739
Cash at end of year	$4,117

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest expense	$1,033
Cash paid for income taxes	$172

See accompanying notes.

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004
(Dollars in thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Altec Lansing Technologies, Inc. (the Company), designs, develops, and manufactures high-performance speaker systems that deliver high-quality audio output for personal computers and other home entertainment systems. The Company, which operates in one business segment, sells its products worldwide to original equipment manufacturers and through retail channels.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Altec Lansing Technologies, Inc. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue upon shipment to the customer when title and risk of loss pass. The Company has established programs which, under specified conditions, provide price protection rights or enable its customers to return products. The effect of these programs is estimated, and current-period sales and cost of sales are reduced accordingly.

Concentration of Credit Risk

A significant portion of the Company’s accounts receivable is derived from sales to domestic and foreign retail customers, original equipment manufacturers, and distributors. At December 31, 2004, one retail customer represented approximately 21% of consolidated accounts receivable and consolidated net sales. Two original equipment manufacturers represented 12% and 16% of consolidated accounts receivable. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses. The Company does not generally require collateral to support customer receivables.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out method.

Accounts Receivable

The Company maintains an insurance policy that will indemnify the Company for all accounts receivable written off greater than $190 per year for certain customers. The Company writes off accounts receivable after various procedures are performed to collect them, including the use of a collection agency.

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

Trademark

The Company performs an annual impairment review of its trademark, an indefinite-lived intangible. There was no impairment of the trademark as of December 31, 2004.

Depreciation

Depreciation is generally recognized based on the straight-line method over the estimated useful lives of the related assets as follows:

Buildings	25-40 years
Building improvements	10 years
Furniture and fixtures	5 years
Hardware and software	3 years
Tools, machinery, and equipment	5-10 years

Stock-Based Compensation

The Company applies Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, together with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, as permitted under SFAS No. 123, in accounting for its stock option plans. Accordingly, the Company uses the intrinsic value method to measure the costs associated with the granting of stock options to employees and this cost is accounted for as compensation expense in the consolidated statements of operations over the option vesting period or upon meeting certain performance criteria. In accordance with SFAS No. 123, the Company discloses the fair values of stock options issued to employees. Fair values of stock options are determined using the Black-Scholes option-pricing model. Pro forma disclosures as if compensation expense had been recognized for options granted in compliance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock Based Compensation and (SFAS) No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, are not presented, as such effects are not material to the results of operations in 2004.

Advertising Costs

The Company expenses advertising costs as incurred. Cooperative advertising is expensed at the time the related revenue is recognized. The Company recognized an allowance for cooperative advertising, which is recorded as an allowance to accounts receivable, as of December 31, 2004 of $3,546. The allowance is based on management’s best estimate of cooperative advertising expense incurred but not credited to customers’ accounts. Such an estimate is subject to change based on actual advertising done by the customer when the information is known. Total advertising expense (including cooperative advertising) for the year ended December 31, 2004 was $11,254.

Shipping and Handling Costs

Shipping and handling costs are included in cost of sales.

Income Taxes

The Company provides for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities.

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

2.	INVENTORIES

Inventories are summarized as follows as of December 31, 2004:

Raw Materials	$2,055
Work in progress	44
Finished goods	15,719
Slow-moving and obsolete inventory reserve	(1,467)
$16,351

3.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is as follows as of December 31, 2004:

Land	$630
Buildings	2,746
Furnitures and fixtures	9,122
Machinery and equipment	3,578
Tools and dies	7,445
Assets under capital leases	1,559
25,080
Less accumulated depreciation and amortization	(18,585)
$6,495

4.	ACCRUED EXPENSES

Accrued expenses are summarized as follows as of December 31, 2004:

Payroll and Benefits	$2,313
Freight	653
Interest	649
Legal and professional	553
Income taxes payable	526
Other	1,409
$6,103

5.	LONG-TERM DEBT

Long-term debt is as follows as of December 31, 2004:

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

Revolving credit line	$13,116

Mortgage note, payable in monthly installments of $8 through September 2016, including interest at a variable rate (5.25% at December 31, 2004); secured by real property	813

Mortgage note, payable in monthly installments of $19 through June 2020, including interest at a variable rate that is set every three years (7.5% at December 31, 2004); secured by real property	1,249

Mortgage note, payable in monthly installments of $1 through July 2016, including interest at a variable rate (5.25% at December 31, 2004); secured by real property	52

Notes payable, payable in quarterly installments of $78 with no interest	254
15,484
Less current maturities	428
$15,056

At December 31, 2004, the Company had a $25,000 secured Revolving Credit Agreement with a bank under a Credit and Security Agreement, which expires March 31, 2007. The facility provides for various types of short-term financing, including loans, and letters of credit. Availability under the facility is based upon percentages of certain qualified accounts receivable and inventory.
Borrowings under the facility bear interest at a rate equal to the bank’s prime rate plus a variable rate determined by the bank. As of December 31, 2004, the Company elected to borrow $13,116 at a rate of 5.25%. The Company also incurs fees of 0.25% per annum based on the average daily unused portion of the credit facility. The unused portion of this facility at December 31, 2004 was $11,884. The facility is secured by an interest in all personal property and fixtures including all accounts receivable, inventory, equipment, and other goods, and general intangibles.

The Revolving Credit Agreement contains certain restrictive covenants which, among other things, restrict: (i) additional borrowing, (ii) expenditures for purchases of capital assets beyond specified levels, (iii) investments in other assets, (iv) payment of cash dividends on capital stock, and (v) purchases of treasury stock. Additionally, the Company must meet monthly and quarterly net income (loss) thresholds, meet a net quarterly cash flow threshold, and maintain a certain minimum quarterly tangible and book net worth.

Effective October 2003, the Company obtained additional financing of $2,500 from two stockholders. The entire $2,500 was payable in full on May 18, 2004 to the respective parties and bears interest at a rate of prime plus 16% (21.25% at December 31, 2004). The notes are collateralized by a second lien on all assets that collateralize the above Revolving Credit Agreement. Also, as a result of the Credit and Security agreement, the Company and stockholders signed a Subordination Agreement related to these notes payable to its stockholders. Under the Subordination Agreement, the Company cannot pay back the notes payable to the stockholders until it meets certain requirements. As a result of this agreement, the Company cannot make any payments to the stockholders until 2007.
The amounts of $13,116 related to the revolving credit line and $2,500 related to the note payable to stockholders have been excluded from current liabilities because these amounts will remain outstanding for an uninterrupted period extending beyond one year from the balance sheet date.

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

The aggregate future principal payments required on long-term debt, exclusive of the notes payable to stockholders, at December 31, 2004 are as follows: 2005 - $428; 2006 - $172; 2007 - $13,291; 2008 - $185; and thereafter - $1,408.

6.	LEASES

Future minimum rental payments required under operating leases for buildings and equipment that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2004 are as follows: 2005 - $726 and 2006 - $725. Rental expense was $699 in 2004.

The Company has several capital leases, most of which were entered into during 2002. Future minimum payments, by year and in the aggregate, under the capital leases consisted of the following at December 31, 2004:

2005	$176
2006	127
2007	20
Total minimum lease payments	323
Less interest portion	(39)
Present value of minimum lease payments	$284

In 2004, the Company acquired fixed assets under capital leases of $29. Amortization of capital leases is included in depreciation expense.

7.	EMPLOYMENT BENEFITS PLAN

The Company has a defined contribution 401(k) plan covering all eligible employees, as defined. Employees may contribute up to 15% of base compensation. Through July 2003, the Company matched 50% of a participant’s voluntary contributions, up to 4% of the employees’ pretax compensation. The Company’s 50% match was reinstated in July 2004. The Company’s contributions to the plan were $51 in 2004.

The Company has a deferred compensation plan, which provides for certain managers and senior officers to receive up to $50 per year for 10 years after retirement, subject to certain requirements. As of December 31, 2004, five employees remained covered by this plan. The liability for the present value of the benefits earned as of December 31, 2004 was approximately $705, and is included in other long-term liabilities on the consolidated balance sheet. During 2004, $23 of expense attributable to this plan was recorded. If an employee covered by this plan dies prior to retirement, his or her beneficiary receives $500 subject to certain requirements.

The Company has entered into employment contracts with two officers for periods up to two and one-half years, expiring no later than May 2007. Under the agreements, the covered individuals are entitled to specified salaries over the contract periods. The estimated future minimum obligation under these contracts as of December 31, 2004 is approximately $973. The contracts also specify certain severance arrangements that become due upon a change of control.

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

On January 1, 2002, the Company entered into a Long-Term Incentive Units Agreement with certain executives. Per the Agreement, the Company has issued 220,000 incentive units that vest over a five-year period, or immediately upon a change of control, as defined. The units are payable at an aggregate performance value based upon defined annual performance of the Company. No amounts were earned during each of the years ended December 31, 2002 or 2003. During the year ended December 31, 2004, the total performance value of the units was $1,155, of which $385 was expensed during 2004. The remaining amount will be expensed during the years ending December 31, 2005 and 2006. Cash payments of the vested amounts earned are scheduled to be made in 2006 and 2007. All executives in the plan are required to be employed by the Company as of December 31, 2006 to become vested.

8.	INCOME TAXES

The income tax provision (benefit) is comprised of the following for the year ended December 31, 2004:

Current:
Foreign	$11
Federal	701
712

Deferred:
Federal	(1,736)
State	(924)
(2,660)
Total benefit	$(1,948)

In 2004, the Company recorded a Federal deferred benefit of approximately $5,299 related to the utilization of all its remaining $15,584 of Federal net operating loss carryforward and a state deferred benefit of approximately $267 related to the utilization of its available net operating loss carryforwards in several states.

Significant components of the Company’s deferred tax assets and liabilities are as follows as of December 31, 2004:

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

Deferred tax assets
Current:
Accounts receivable	$983
Inventory	717
Accrued expenses	429
Deferred Compensation	419
Total current	2,548
Valuation allowance	-

Noncurrent
Deferred compensation	443
Non-U.S. net operating losses	523
Net operating losses	1,063
Total noncurrent	2,029
Valuation allowance	(923)
1,106
Total deferred tax assets	3,654

Deferred tax liabilities
Noncurrent:
Trademark	(4,796)
Depreciation	(890)
(5,686)
Net deferred tax liabilities	$(2,032)

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows for the year ended December 31, 2004:

Federal tax rate	34.0%
Foreign income tax	(1.3)
Valuation allowance decrease	(52.4)
Other - net	3.2
Effective income tax rate	(16.5)%

The Company has approximately $19,903 of undistributed earnings of foreign subsidiaries that are not indefinitely reinvested in foreign operations. While there are no incremental U.S. taxes expected on the repatriation of these amounts since these earnings have been previously included in U.S. taxable earnings under the subpart F provisions of the Internal Revenue Code, there may be certain foreign withholding taxes imposed on actual cash distributions from these foreign subsidiaries. If the Company were to repatriate such earnings, the Company believes it would avoid incurring foreign withholding taxes through implementation of various tax planning strategies.

For state income tax purposes, the Company has net operating losses in various states of approximately $18,276 that begin to expire in various years beginning in 2017.

9.	RELATED PARTY TRANSACTIONS

In conjunction with the issuance of Series A Convertible Preferred Stock in 1994, the Company entered into an agreement with Wafra Investment Advisory Group, Inc. (Wafra) whereby the Company pays $150 per annum in management fees to Wafra.

As previously discussed in Note 5, effective October 2003, the Company obtained additional financing of $2,500 from two stockholders.

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

10.	STOCKHOLDERS’ EQUITY

In accordance with the Stock Purchase Agreement (the Agreement) dated May 16, 1994, the Company sold 1,922 shares of Series A Convertible Preferred Stock (Preferred Stock), par value $.01, to Soundco Capital Inc. (Soundco) for $7,000. The preferred shares are convertible into shares of the Company’s common stock at any time. On November 8, 2001, as part of an agreement to settle litigation with certain shareholders, Soundco agreed to a 3,000/1 stock split. Soundco now has 5,766,000 shares of Preferred Stock. Such preferred shares are convertible at the rate necessary for the converted shares to represent 49%, prior to dilution from shares issued upon exercise of stock options under the Stock Option Plan and any performance shares outstanding, of the outstanding common stock of the Company at the time of conversion and have a liquidation preference of $1.214 per share. If all options outstanding under the Company’s Stock Option Plan were exercised, the preferred shares are convertible at a rate necessary for the converted shares to represent 43.3% of the outstanding common stock of the Company at the time of conversion.

In accordance with the Agreement, at any time after its fifth anniversary (May 16, 1999), if the Company has not effected a public offering, Soundco has the right to require redemption of any shares of unconverted Preferred Stock. The redemption price is the higher of the proportionate share of the fair market value of the Company or the liquidation preference value.

On April 15, 1997, the Company’s Board of Directors approved an increase to the number of shares of authorized Common Stock from 20 million to 50 million shares. The Board also authorized for issuance up to five million shares of Preferred Stock, with such designations, rights, preferences, privileges, and restrictions, including voting rights, as may be determined from time to time by the Board of Directors.

11.	STOCK INCENTIVE PLAN

The Company maintains two Stock Option Plans, the 2001 Stock Option Plan (the 2001 Plan) and the 1996 Stock Option Plan (the 1996 Plan), to provide executives and other key employees of the Company additional incentives. The total number of shares of Common Stock available for grant, under the 2001 Plan, is 1,250,000 and all options are granted at the fair market value at date of grant. Each option, which has a ten-year life, vests and becomes exercisable over a four-year period from date of grant. There were 426,863 shares exercisable under the 2001 Plan at December 31, 2004. The total number of shares of Common Stock granted under the 1996 Plan is 91,290, and all options were granted at the fair market value at the date of grant. Each option vested over a three- or four-year period from date of grant of the options and is not exercisable until a “Trigger Event” has occurred, which is defined as a sale of the Company or a consummation of a public offering by the Company in which it receives at least $20,000 in gross proceeds. There were no shares exercisable under the 1996 Plan at December 31, 2004.

The exercise price of the stock options is equal to the fair value of a share of common stock on the date of grant, and therefore, no compensation expense on options granted under the Stock Option Plans has been recognized.

Option activity for the Stock Option Plans is summarized as follows:

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

	Number of Shares	Weighted-Average Exercise Price Per Share

Outstanding at January 1, 2004	1,028,774	$1.03
Granted	30,000	1.00
Cancelled	(16,258)	1.00
Outstanding at December 31, 2004	1,042,516	$1.02

The weighted-average remaining contractual life of the outstanding options is 6.76 years as of December 31, 2004.

On November 8, 2001, the Company entered into a Stock Award Agreement with an executive. Per the Agreement, the Company issued 500,000 shares of Company common stock. The shares are subject to several vesting and forfeiture provisions, including time-based and performance conditions. The total compensation expense recorded for the year ended December 31, 2004 was $1,230 and is included in Selling, general, and administrative expenses in the accompanying Consolidated Statement of Operations.  As of December 31, 2004, 250,000 of these shares have vested, with the remaining 250,000 considered probable of vesting in 2005. For the shares that vested in 2004, the income tax benefit that the Company received in 2004 exceeds the amount recorded in the income statement by $471.

12.	Geographic Information

Information about the Company’s operations in the United States and other countries is as follows as of December 31, 2004 and for the year then ended:

Net sales
United States	$94,724
Asia	26,959
Consolidated	$121,683

Identifiable assets
United States	$57,462
Asia	8,575
Consolidated	$66,037

Identifiable assets are those assets of the Company that are identified with the operations in each geographic area.

13.	Commitments and Contingencies

During the normal course of business, the Company is involved in disputes arising from normal business activities. In the opinion of management, resolution of these matters will not have a material adverse effect on the financial position or future operating results of the Company.

ALTEC LANSING TECHNOLOGIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(Dollars in thousands)

14.	Other Expense

Other expense consists of the following for the year ended December 31, 2004:

Foreign currency translation loss	$273
Other	19
$292

15.	Sale of Business

On July 11, 2005, the Company entered into a definitive Agreement and Plan of Merger with Plantronics, Inc. under which Plantronics will acquire all of the Company’s issued and outstanding stock for $166 million. The transaction is expected to close in August 2005.